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                                                                       Exhibit 4

                   LINCOLN NATIONAL CAPITAL APPRECIATION FUND, INC.
                      (Incorporated under the laws of Maryland)

                             Common Stock, $.01 Par Value

THIS CERTIFIES THAT SPECIMEN IS THE OWNER OF _________________________________ SHARES of the Capital Stock of LINCOLN NATIONAL CAPITAL APPRECIATION FUND, INC. TRANSFERABLE ONLY ON THE BOOKS OF THE CORPORATION BY THE HOLDER HEREOF IN PERSON OR BY ATTORNEY UPON SURRENDER OF THIS CERTIFICATE PROPERLY ENDORSED.

IN WITNESS WHEREOF, THE SAID CORPORATION HAS CAUSED THIS CERTIFICATE TO BE SIGNED BY ITS DULY AUTHORIZED OFFICERS AND SEALED WITH THE SEAL OF THE CORPORATION, THIS ___________________________ DAY OF _________________________
A.D. 19__



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                    Secretary                                    President